Exhibit 16.1

MICHAEL T. STUDER CPA P.C.
18 East Sunrise Highway, Suite 311
Freeport, NY11520
Phone: (516) 378-1000
Fax: (516) 546-6220

March 9,2010

Office of the Chief Accountant
Securities and Exchange Commission
100 F Street, N. E.
Washington D.C. 20549

Re: Wolf Resources, Inc.

Gentlemen:

I have read Wolf Resources, Inc.'s statements included under Item 4.01 of the accompanying Form 8-K and I agree with such statements as they relate to my firm.

I hereby consent to the filing of this letter as an exhibit to the foregoing report on Form 8-K.

Very truly yours,
/s/ Michael T. Studer
Michael T. Studer
President